Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2012 relating to the consolidated financial statements of CafePress Inc. (formerly CafePress.com, Inc.), which appears in CafePress Inc.’s Amendment No. 12 to Registration Statement on Form S-1 (No. 333-174829) filed on March 28, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

April 2, 2012

San Jose, California